                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                    ------------------------------------

                               FORM 8-K/A-2

                    -------------------------------------

                              CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                  Date of Report (Date of Earliest Event
                      Reported):  December 21, 1994


                  SECURITY NATIONAL FINANCIAL CORPORATION
                 ----------------------------------------
                       (Exact name of registrant as
                        specified in this Charter)


       Utah                       0-9341                        87-0345941
- --------------------          ---------------          ------------------------
(State or other jurisdiction  (Commission File               (IRS Employer
 of incorporation                 Number                   Identification No.)




5300 South 360 West, Suite 310  Salt Lake City, Utah               84123
- ----------------------------------------------------       -------------------
(Address of principal executive offices)                          (Zip Code)



Registrant's Telephone Number, includuing Area Code:    (801)  264-1060
                                                        ----------------





                        Does Not Apply
     ------------------------------------------------------------
     (Former name or former address if changed since last report)

ITEM 2.  Acquisition of Capital Investors Life Insurance Company

On December 21, 1994, Security National Financial Corporation (the "Company") completed the purchase of all of the outstanding shares of common stock of Capital Investors Life Insurance Company, a Florida corporation, ("CLIC") from Suncoast Financial Corporation, a Delaware corporation ("SFC") and, prior to closing of the transaction, the sole shareholder of CILIC.
Although the closing documents were dated December 16, 1994, the transaction was not completed until December 21, 1994 when the Florida Department of Insurance approved the purchase of the shares of CILIC by order dated December 21, 1994. The closing documents were executed and held in escrow until the order was received from the Florida Department of Insurance, following which the escrow was broken pursuant to written directions from the Company and SFC, and the funds and documents were then disbursed in conformance with the terms of the escrow agreement.

At the time of the transaction, CILIC was a Florida domiciled insurance company with total assets of approximately $30.0 million. However, CILIC was redomesticated to Utah as of December 28, 1994. CILIC's assets include fixed maturity securities, equity securities, policy loans, receivables, accrued investment income, deferred policy acquisition costs, cost of insurance acquired, and property plant and equipment. CILIC is currently licensed to transact business in 23 states. CILIC's total revenues for the year ended December 31, 1993 were $4,637,000. CILIC had net income of $19,000 for fiscal 1993.

As consideration for the purchase of the shares of CILIC, the Company provided SFC at closing with the following: (i) $5,231,000 in cash, (ii) 40,000 shares of the Company's Class A Common Stock, and (iii) a profit sharing agreement providing for 33 1/3% of the profits from new post-closing sales of existing CILIC plans of insurance to be paid as earned. An aggregate of $2,700,000 of the cash consideration was borrowed by the Company from Key Bank, Crossroads Office, Salt Lake City, Utah, and is payable by the
Company in accordance with the terms of a Promissory Note dated December 16, 1994, bearing interest at one-half percent per annuam above the bank's prime rate, and payable in monthly payments in the amount of $36,420 with the unpaid principal balance, together with accrued interest and other charges, due and payable on December 16, 1999. The remainder of the purchase price came from the Company's internal funds. The Company is required to register the 40,000 shares of Class A Common Stock by preparing and filing a Form S-3 Registration Statement with the U.S. Securities and Exchange Commission.

The Company intends to continue the operations of CILIC as an insurance company.

ITEM 7.  Financial Statements and Exhibits.

(a)  The following financial statements of Capital Investors Life Insurance
     Company are included herein:

Independent Auditors' Reports

Balance Sheets as of December 31, 1993 and 1992

Statements of Income for the years ended December 31, 1993, 1992 and 1991

Statements of Shareholder's Equity for the years ended December 31, 1993,
1992 and 1991

Statements of Cash Flows for the years ended December 31, 1993, 1992 and 1991

Notes to Financial Statements

Condensed Balance Sheet as of September 30, 1994 (unaudited)

Condensed Statements of Income for the nine months ended September 30, 1994 and 1993 (unaudited)

Condensed Statements of Shareholder's Equity for the nine months ended
September 30, 1994 (unaudited)

Condensed Statements of Cash Flows for the nine months ended September 30, 1994 and 1993 (unaudited)

Notes to Condensed Interim Financial Statements (unaudited)

(b)  The following pro forma statements of Security National Financial
     Corporation are included herein:

Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1994 (unaudited)

Pro Forma Condensed Consolidated Statement of Income for the nine months ended September 30, 1994 (unaudited)

Pro Forma Condensed Consolidated Statement of Income for the year ended December 31, 1993 (unaudited)

Notes to Pro Forma Condensed Consolidated Financial Statements (unaudited)

(c)  Exhibits

     10.1  Stock Purchase Agreement among Security
           National Financial Corporation, Capital
           Investors Life Insurance Company and Suncoast
           Financial Corporation.*

     10.2  Profit Sharing Agreement between Security
           National Financial Corporation and Suncoast
           Financial Corporation.**

     10.3  Service Agreement between Security National
           Financial Corporation and Suncoast Financial
           Corporation.**

     10.4  Promissory Note between Security National
           Financial Corporation, as borrower, and Key
           Bank of Utah, as lender.**

     10.5 Loan and Security Agreement between Key Bank of Utah and Security National Financial
           Corporation.**

     10.6  General Pledge Agreement between Security
           National Financial Corporation, as debtor, and Key Bank of Utah.**


     *     Incorporated by reference from Report on Form
           8-K, as filed on October 31, 1994.
     **    Incorporated by reference from Report on Form
           8-K, as filed on January 2, 1995.


                       SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              SECURITY NATIONAL FINANCIAL CORPORATION
                                              (Registrant)




Date:  March 6, 1995                              By: Scott M. Quist
                                                  First Vice President, General
                                                  Counsel and Treasurer

                        INDEPENDENT AUDITORS' REPORT


The Board of Directors
Capital Investors Life Insurance Company

We have audited the accompanying balance sheet of Capital
Investors Life Insurance Company as of December 31, 1993 and the related statements of income, shareholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capital Investors Life Insurance Company at
December 31, 1993 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

As discussed in note 1, the Company adopted the provisions of the Financial Accounting Standards Board's Statement of
Financial Accounting Standards No. 109, "Accounting for
Income Taxes", and Standards No. 113, "Accounting and
Reporting for Reinsurance of Short-Duration and Long-
Duration Contracts", respectively in 1993.

                                   KPMG Peat Marwick LLP
                                   Jacksonville, Florida

April 15, 1994, except
as to Note 13 , which is
as of December 28, 1994.

               REPORT OF INDEPENDENT AUDITORS


Board of Directors
Capital Investors Life Insurance Company

We have audited the accompanying balance sheet of Capital
Investors Life Insurance Company as of December 31, 1992, and the related statements of income, shareholder's equity and cash flows for each of the two years in the period ended December 31, 1992. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capital Investors Life Insurance Company at
December 31, 1992 and the results of its operations and its cash flows for each of the two years in the period ended
December 31, 1992 in conformity with generally accepted accounting principles.

                                  Ernst & Young LLP
                                  Salt Lake City, Utah

April 8, 1993, except
for Note 13 as to
which the date is
December 28, 1994.

                 CAPITAL INVESTORS LIFE INSURANCE COMPANY
                                BALANCE SHEETS

                                                 December 31,
                                             1993            1992
                                     (In thousands, except per share data)
                                     -------------------------------------
ASSETS
- ------
Investments--Note 2:
Fixed maturities at amortized
  cost (market: 1993-$21,529;
  1992-$22,181)                            $21,200          $21,270
Equity securities-at market (cost:
  1993-$1,738; 1992-$1,884)                  1,782            1,942
Policy loans                                   905              968
                                           -------          -------
             TOTAL INVESTMENTS              23,887           24,180
                                           -------          -------

Cash                                         1,294            1,209
Accrued investment income                      415              756
Receivable from parent
  and affiliates-Note 3                      1,983            2,632
Cost of insurance acquired-Note 5            2,930            3,348
Property and equipment-at cost, less
  accumulated depreciation (1993-
  $176; 1992-$120)                             136              200
Intangibles, net                               292              324
Deferred policy acquisition cost                52               78
Other assets                                     7
                                           -------          -------
                                           $30,996          $32,727
                                           =======          =======

See notes to financial statements.

         CAPITAL INVESTORS LIFE INSURANCE COMPANY
                 BALANCE SHEETS--CONTINUED

                                                     December 31,
                                                 1993            1992
                                      (In thousands, except per share data)
                                      ------------------------------------
LIABILITIES AND SHAREHOLDER'S EQUITY
- ------------------------------------
LIABILITIES
Policy liabilities and accruals--Note 6:
Future policy benefits, claims and
  losses                                       $20,364         $21,921
Unearned premiums                                  397             486
Other policy claims and benefits payable           190             240
                                               -------         -------
                                                20,951          22,647
                                               -------         -------

Other policyholders' funds--Note 5                 950             979
Other liabilities                                   48              84
Federal income taxes payable--Note 4               --               28
Deferred income taxes--Note 4                       52             --
Surplus debentures payable--Note 7               2,000           2,000
                                               -------         -------
                                                24,001          25,738
                                               -------         -------
COMMITMENTS AND CONTINGENCIES--NOTE 11

SHAREHOLDER'S EQUITY--Notes 4, 7, 9 and 10

Common Stock, $100 par value:
  Authorized--50,000 shares
  Issued and outstanding-- 15,000 shares         1,500           1,500
Additional paid-in capital                       3,500           3,500
Unrealized appreciation of marketable
  equity securities, less applicable
  deferred taxes                                    44              57
Retained earnings                                1,951           1,932
                                               -------         -------
                                                 6,995           6,989
                                               -------         -------
                                               $30,996         $32,727
                                               =======         =======

See notes to financial statements.


      CAPITAL INVESTORS LIFE INSURANCE COMPANY
                STATEMENTS OF INCOME

                                            Year Ended December 31,
                                          1993        1992        1991
                                      (In thousands, except per share data)
                                      ------------------------------------
REVENUES--Note 6
  Traditional life and other
    insurance premiums                   $1,373      $1,784      $1,525
  Net investment income                   2,073       2,161       2,106
  Realized gains on
    investments--Note 2                   1,190         658         386
  Other                                       1          23          89
                                        -------      ------       -----
                                          4,637       4,626       4,106
                                        -------      ------       -----
BENEFITS, LOSSES, AND
EXPENSES--Notes 3, 5 and 6
  Benefits, claims and losses             1,638       2,069       1,838
  Underwriting, acquisition, and
    insurance expenses                    1,795       1,896       1,667
  Interest expense                        1,128        --           --
                                        -------      ------      ------
                                          4,561       3,965       3,505
                                        -------      ------      ------

INCOME BEFORE FEDERAL INCOME TAXES
   AND EXTRAORDINARY CREDIT                  76         661         601

  Federal income tax expense--Note 4         57         120         107
                                        --------     ------       -----

    INCOME BEFORE EXTRAORDINARY CREDIT       19         541         494

  Extraordinary credit-income tax benefit
    from utilization of net operating
    loss carryforward                         -           -          84
                                         ------      ------      ------
                  NET INCOME             $   19      $  541      $  578
                                         ======      ======      ======

  EARNINGS PER SHARE:
    Income before extraordinary credit   $ 1.28      $43.28      $49.41

                  EXTRAORDINARY CREDIT        -           -        8.40
                                         ------      ------      ------
                  NET INCOME             $ 1.28      $43.28      $57.81
                                         ======      ======      ======

See notes to financial statements.


                  CAPITAL INVESTORS LIFE INSURANCE COMPANY
                     STATEMENTS OF SHAREHOLDER'S EQUITY

                                                 Unrealized
                                    Additional  Appreciation            Total
                      Common Stock    Paid-In    of Equity  Retained Shareholder
                    Shares    Amount  Capital    Securities Earnings   Equity
              ----------------------------------------------------------------
                              (In thousands, except for shares issued)

Balance at
  January 1, 1990    10,000    $1,000  $1,000      $   0       $3,813  $5,813

1991 transactions:
  Net Income                                                      578     578
  Increase in unrealized
    appreciation of
    investments in marketable
    equity securities                                  71                  71
  Parent company forgiveness
    of surplus notes                    3,000                  <3,000>
                    -------    -----   ------       -----     -------  ------
Balance at December
   31, 1991          10,000     1,000   4,000          71       1,391   6,462

1992 Transactions:
  Net Income                                                      541     541
  Decrease in unrealized
    appreciation of
    investments in
    marketable equity
    securities                                        <14>                 <14>
  Issuance of 5,000 shares of
    common stock through a
    3 for 2 stock split 5,000     500    <500>
                      -------    ----   ----         ----      ------   ------
Balance at December
   31, 1992          15,000      1,500  3,500          57       1,932   6,989

1993 Transactions:
  Net Income                                                       19      19
  Decrease in unrealized
    appreciation of
    investments in
    marketable equity
    securities                                       <13>                 <13>
                    -------   --------  ------     -----      ------   ------
Balance at December
   31, 1993          15,000     $1,500  $3,500      $ 44      $1,951   $6,995
                    =======   ========  ======     =====      ======   ======

See notes to financial statements.

                 CAPITAL INVESTORS LIFE INSURANCE COMPANY
                        STATEMENTS OF CASH FLOWS

                                                 Year Ended December 31,
                                               1993        1992        1991
                                                      (In thousands)
                                             -------------------------------
OPERATING ACTIVITIES
Net income                                   $   19      $  541      $  578
Adjustments to reconcile net income
  to net cash (used in) provided by
  operating activities:
   Gain on sale of investments and
     amortization/accretion of
     investment premium and discounts        <1,297>       <696>       <474>
   Depreciation and amortization                540         313         267
   Changes in operating assets and liabilities:
     Decrease (increase) in accrued
       investment income and other assets       341         138        <674>
     Decrease (increase) in intercompany
       account                                  649        <474>       <859>
     Decrease (increase) in agents' balances     <7>
     (Decrease) increase in future
       policy benefits                       <1,646>       <437>      8,011
     (Decrease) Increase in policyholders' funds
       and claims and other benefits payable    <79>         59         710
     (Decrease) increase in accounts
       payable and accrued expenses             <36>       <451>        493
     Increase (decrease) in income taxes payable
       and deferred income taxes                 25         <21>        106
                                             ------      ------     -------
Net cash (used in) provided by
  operating activities                       <1,491>     <1,028>      8,158
                                            -------      ------      ------

INVESTING ACTIVITIES
Cost of insurance acquired                                           <1,744>
Purchases of investments:
  Fixed maturities                          <13,347>    <12,359>    (19,407)
  Equity securities                                      <1,072>     <2,169>
Sales or maturities of investments           14,860      14,746      16,700
Net (Increase) decrease in policy loans          63         <62>       <688>
Purchase of EDP equipment                                  <201>
                                            -------     -------     -------
Net cash provided by (used in)
  investing activities                        1,576       1,052      <7,308>
                                            -------     -------     -------
Net (decrease) increase in cash                  85          24         850
Cash at beginning of year                     1,209       1,185         335
                                            -------     -------     -------
Cash at end of year                          $1,294      $1,209      $1,185
                                            =======     =======     =======

See notes to financial statements.

NOTES TO FINANCIAL STATEMENTS

NOTE 1--ACCOUNTING POLICIES

Nature of Business:  Capital Investors Life Insurance
Company (the Company) is a wholly-owned subsidiary of Suncoast Financial Corporation (Suncoast). The Company's primary business is the marketing, underwriting and servicing of life insurance products through Suncoast and its affiliated companies. The Company pays Suncoast and its affiliates an administrative and marketing development fee for such services.

Basis of Presentation: The accompanying financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) which differ from statutory accounting practices prescribed or permitted by regulatory authorities. The more significant generally accepted accounting principles applied in the preparation of financial statements that differ from life insurance statutory accounting practices prescribed or permitted by regulatory authorities (which are primarily designed to demonstrate solvency) are as follows:

(1) Costs of acquiring new business are deferred and amortized, rather than being charged to operations as incurred.

(2) The liability for future policy benefits and expenses is based on conservative estimates of expected mortality, morbidity, interest, withdrawals, and future maintenance and settlement expenses, rather than on statutory rates for mortality and interest.

(3) The liability for policyholder funds associated with universal life and certain annuity contracts are based on the provisions of Statement of Financial
          Accounting Standards No. 97, "Accounting and
          Reporting by Insurance Enterprises for Certain Long-
          Duration Contracts and for Realized Gains and Losses from the Sale of Investments," rather than on the statutory rates for mortality and interest.

(4) Investments in securities are reported as described in Note 1, rather than in accordance with valuations established by the National Association of Insurance Commissioners ("NAIC").

(5) Deferred income taxes, if applicable, are recognized for future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

(6) Statutory liabilities for the asset valuation reserve and interest maintenance reserve are not provided.
NOTES TO FINANCIAL STATEMENTS -- Continued

NOTE 1--ACCOUNTING POLICIES -- Continued

(7) Realized gains or losses on the sale or maturity of investments are included in the statement of operations and retained earnings whereas for statutory accounting purposes, a portion of these would be applied directly to surplus.

(8) Balances relating to reserves ceded to reinsurers and prepaid reinsurance are classified as assets for GAAP. Under statutory accounting practices, related liabilities for future policy benefits and policyholders' funds are reported net of such balances.

(9) Premiums received from policyholders for annuity and other interest sensitive products are treated as deposits for GAAP, while for statutory accounting purposes, such amounts are included in premium and annuity considerations. Cost of insurance and other expense charges related to such interest sensitive products are included in premium income for GAAP.

Investments:  Investments are shown on the following basis:

          Fixed maturities (bonds, notes, and redeemable preferred stocks)--at cost, adjusted for amortization of premium or discount and other-than-temporary market value declines. The amortized cost of such investments differs from their market values; however, the Company generally has the ability and intent to hold these investments to maturity, at which time the full face value is expected to be realized.

          Equity securities (common and nonredeemable preferred stocks)--at current market value.

          Policy loans--at the aggregate unpaid principal balances.

Realized gains and losses on sales of investments are recognized in net income on the specific identification basis. Changes in market values of equity securities, after deferred income tax effects, are reported as unrealized appreciation or depreciation directly in shareholder's equity and accordingly have no effect on net income.

Recognition of Revenues: Premiums for traditional life insurance products, which include those products with fixed and guaranteed premiums and benefits and consist principally of whole life insurance policies, limited-payment life insurance policies, certain annuities with life contingencies, and accident and health insurance premiums, are recognized as revenues when due. Revenues for interest sensitive policies and for investment products, which include deferred annuities, consist of policy charges for the cost of insurance, policy administration charges, and surrender charges assessed against policyholder account balances during the period.

Cost of Insurance Acquired: Cost of insurance acquired is the amount by which the purchase price of the related business exceeds the net assets acquired. In the case where deposit type contracts have been acquired, the costs of insurance purchases are amortized in proportion to projected future profits on the acquired insurance in force using discount rates equal to the valuation rate used in establishing the related products' reserves. In the case of premium paying traditional life insurance and accident and health insurance contracts, the costs of insurance purchases are amortized in proportion to the related revenue recognized. These assets are stated at a cost of $4,129,367, net of accumulated amortization of $1,199,661 and $781,463 at December 31, 1993 and 1992, respectively.

Intangible Assets: Intangible assets are comprised of organization costs incurred in the start-up phase of the Company and the excess of cost over the fair value of net assets acquired (goodwill). These assets are stated at a cost of $459,662 net of accumulated amortization of $167,242 and $135,997 at December 31, 1993 and 1992,
respectively. Amortization is provided using the straight-line method over periods ranging from 5 to 20 years.

Policy Acquisition Costs: Commissions and other costs of acquiring traditional life insurance, interest sensitive insurance and investment products, accident and health insurance, that vary with and are primarily related to the production of new and renewal business have been deferred.
Traditional life insurance and accident and health insurance acquisition costs are being amortized over the premium-paying period of the related policies using assumptions consistent with those used in computing policy benefit reserves. For interest sensitive insurance and investment products, acquisition costs are being amortized generally in proportion to the present value of expected gross profits from surrender charges and investment, mortality, and expense margins. This amortization is adjusted retrospectively when estimates of current or future gross profits to be realized from a group of products are revised.

Future Policy Benefits and Claims and Other Benefits
Payable: The liability for future policy benefits for life and annuity policies is based on assumed future investment yields, mortality rates and withdrawal rates giving effect to possible risk of adverse deviation. Investment yield assumptions are graded and range from 6 1/2% to 8%. Policy benefits include the amount of policy claims incurred during the period. The liability for future policy benefits relating to accident and health policies is principally unearned premium reserves.

The liability for future policy benefits relating to interest sensitive products consists of accumulated policy values net of applicable surrender charges plus certain deferred policy fees that are recognized in income over the term of the policies. Policy benefits and claims expense include amounts incurred in the period in excess of the related liability for future policy benefits and interest credited to policy account values. Interest for interest sensitive products has been credited at rates which ranged from 3% to 6 1/4% for 1993, and 3% to 5 1/2% for both 1992 and 1991.

Unpaid Claims: Unpaid claims represent the estimated liability for claims reported plus claims incurred but not yet reported.

Reinsurance:  Statement of Financial Accounting Standards
("SFAS") No. 113, "Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts," is effective for fiscal years beginning after December 15, 1992. SFAS No. 113, which eliminated net reporting of reinsurance amounts in the balance sheet, provides disclosure requirements and guidance on assessing transfer of risk in insurance contracts that apply to ceding and assuming entities and guidance with regard to gain recognition. The Company adopted this pronouncement in 1993.

Income Taxes:  In February 1992, the Financial Accounting
Standards Board issued SFAS No. 109, "Accounting for Income
Taxes". SFAS No. 109 requires a change from the deferred method of accounting for income taxes of Accounting
Principles Board ("APB") Opinion No. 11, "Accounting for
Income Taxes", to the asset and liability method of accounting for income taxes. Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company adopted SFAS No. 109 effective January 1, 1993.

Pursuant to the deferred method under APB Opinion No. 11, which was applied in 1992 and prior years, deferred income taxes are recognized for income and expense items that are reported in different years for financial reporting purposes and income tax purposes using the tax rate applicable for the year of the calculation. Under the deferred method, deferred taxes are not adjusted for subsequent changes in tax rates.

Depreciation: Property and equipment is recorded at cost and is depreciated over the estimated lives of the depreciable assets principally under the straight-line method.

Income per Share of Common Stock: Income per share of common stock is based on the weighted average number of shares of common stock outstanding during each year (1993--
15,000; 1992--12,500; 1991--10,000).

Cash: Cash includes cash on hand and demand deposits.

Reclassification: Certain prior year balances have been reclassified to conform to the 1993 presentation.

NOTE 2--INVESTMENTS

Major categories of investment income are summarized as follows:

                    1993       1992      1991
                          (In thousands)
                   ---------------------------
Fixed
  maturities       $1,831     $1,981    $1,887
Equity
  securities          198        159       100
Policy loans           44         60        31
Other                  58         39       159
                   ------     ------    ------
                    2,131      2,239     2,177
Investment
  expenses             58         78        71
                   ------     ------    ------
Net investment
  income           $2,073     $2,161    $2,106
                   ======     ======    ======

Realized gains and unrealized appreciation on fixed maturity and equity security investments are summarized as follows:

                                          Net
                Fixed       Equity     Gains on
             Maturities   Securities  Investments
                        (In thousands)
             ------------------------------------
1993
  Realized      $1,186        $  4        $1,190
  Unrealized       329          44           373
                ------        ----        ------
  Combined      $1,514        $ 48        $1,563
                ======       =====        ======

1992
  Realized      $  595        $ 63        $  658
  Unrealized       911          57           968
                ------        ----        ------
  Combined      $1,506        $120        $1,626
                ======        ====        ======

1991
  Realized      $  352        $ 34        $  386
  Unrealized       736          71           807
                ------        ----        ------
  Combined      $1,088        $105        $1,193
                ======        ====        ======

Proceeds from sale of equity securities and fixed maturities and related realized gains and losses are as follows:

                                         1993         1992         1991
                                                 (In thousands)
                                        --------------------------------
Proceeds from the sale of
  equity securities                     $ 200        $ 996        $ 458
                                      =======      =======       ======
Proceeds from the sale of
  fixed maturities                    $14,660      $13,751       $5,236
                                      =======      =======       ======
Equity securities:
  Gross realized gains                      4           63           34
  Gross realized losses                     -            -            -
Fixed maturities:
  Gross realized gains                  1,292          608          366
  Gross realized losses                  <106>         <13>         <14>
                                      -------      -------        -----
                                       $1,190        $ 658        $ 386
                                      =======      =======        =====

At December 31, 1993, gross unrealized appreciation pertaining to equity securities was $44,000.

No investment in any person or its affiliates exceeded 10% of shareholders' equity at December 31, 1993.

The Company is required to maintain funds on deposit with various regulatory authorities to comply with applicable state insurance regulations. Fixed maturities totaling aproximately $1,254,000 and $1,321,000 at December 31, 1993 and 1992, respectively, were on deposit with various state Insurance Departments to comply with those requirements.

The amortized cost and estimated market value of fixed maturities at December 31, 1993 and 1992 are as follows:

                                           Gross        Gross
                           Amortized    unrealized   unrealized    Market
                            cost            gain        loss       value
                         ---------     ----------   ----------    -------
                                           (In thousands)
December 31, 1993:
  Corporate
    securities            $12,067        $  638        $<443>      $12,262
  U.S. government
    obligations             6,881            76          <10>        6,947
Public utilities            2,252           168         <100>        2,320
                          -------        ------       ------       -------
                          $21,200        $  882       $ <553>      $21,529
                          =======        ======       ======       =======

December 31, 1992:
  Corporate
    securities            $14,892        $  792        $<109>      $15,575
  U.S. government
    obligations             1,918           100           -          2,018
  Public utilities          4,460           155          <27>        4,588
                          -------        ------        -----       -------
                          $21,270        $1,047        $<136>      $22,181
                          =======        ======        =====       =======

The amortized cost and estimated market values of fixed maturities at December 31, 1993, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                        December 31, 1993
                   Amortized cost    Market value
                   ------------------------------
                          (In thousands)
Maturity
  1994                 $ 5,428         $ 5,433
  1995-1998              4,062           4,432
  1999-2003              8,795           8,669
  2004 and after         2,770           2,832
                       -------         -------
                        21,055          21,366
  Mortgage-backed
    securities             145             163
                       -------         -------
                       $21,200         $21,529
                       =======         =======

NOTE 3--TRANSACTIONS WITH PARENT AND AFFILIATES

The Company, Suncoast, and affiliates share common officers, directors, employees, and facilities. Effective
June 30, 1991, the Company entered into a management, services and equipment agreement with an affiliate. The agreement provides that the affiliate will provide the Company with staffing, equipment and facilities, including computer time, programming and processing as is necessary to service all of the contracts or policies of insurance assumed and administered by the Company. As consideration for services, the Company pays the affiliate an annual fee based on a per-policy fee basis, that varies by policy type. The agreement contains no specified termination date, but may be canceled by either party by giving written notice three months in advance of the planned cancellation.

The Company has contracted with an affiliate as a managing general agent to procure applications for policies written by the Company. The agreement contains no specified termination date, but may be canceled by either party by giving written notice thirty days prior to the planned cancellation. The Company has also entered into a marketing development agreement with this affiliate. The agreement also contains no specified termination date, but may be canceled by either party by giving written notice ninety days prior to the planned cancellation. As consideration for services provided in the foregoing agreements, the Company pays the affiliate a commission based on a percentage of premium which varies by policy type.

The receivable from Suncoast and affiliates is the result of cash advances to Suncoast and its affiliates over the last five years. In 1993 the Company's interest accrual on the Surplus Debenture was offset against the receivable
(see note 7).

The Company paid as expenses for the years ending December
31, 1993, 1992 and 1991, the following fees to Suncoast and affiliates:

                                       December 31,
                                1993       1992      1991
                                ----      -----     -----
                                     (In thousands)
Administrative and marketing
  development fees              $  773    $ 858     $ 982

Interest expense                 1,128      --        --
                                ------    -----     -----
     Total                      $1,901    $ 858     $ 982
                                ======   ======     =====

NOTE 4--FEDERAL INCOME TAXES

The Company adopted SFAS No. 109 as of January 1, 1993.
The cumulative effect of this change has had no affect on the accompanying financial statements. Prior years financial statements have not been restated to apply the provisions of SFAS 109.

Federal income tax expense consists of the following components:

                1993         1992         1991
               -----        -----        -----
                        (In thousands)

  Current       $  0         $120         $107
  Deferred        57            0            0
                ----         ----         ----
    Total       $ 57         $120         $107
                ====         ====         ====

The reconciliation of income tax computed at the U.S. federal statutory tax rates to income tax expense is (in thousands except for percent information):

                                   1993             1992             1991
                              Amount  Percent  Amount  Percent  Amount  Percent
                              ---------------  ---------------  ---------------
Tax at U.S. statutory rates   $ 26     34%     $225     34%       $204     34%

 Small life insurance
   company deduction           --      --      <179>   <27%>      <160>   <27%>
 Non-deductible expenses-
   amortization of
   intangibles                  41     54%       96     15%         91     15%
 Other                         <10>   <13%>     <22>    <4%>       <28>    <4%>
                              ----    ---      ----    ---        ----    ---
                              $ 57     75%     $120     18%       $107     18%
                              ====    ===      ====    ===        ====    ===

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1993 are presented below in thousands of dollars:

Deferred tax assets:
  Difference between book
    and tax bases of:
      Cost of insurance acquired         $192
      Deferred policy acquisition
        costs                              45
      Fixed assets                        --
                                        -----
        Total deferred tax assets         237
                                        =====

Deferred tax liabilities:
  Difference between book
    and tax bases of:
      Liability for future
        policy benefits                   264
      Fixed maturities                     25
        Total deferred tax
          liabilities                     289
                                        -----
        Net deferred tax liability      $  52
                                        =====

A portion of the life insurance subsidiary's income earned prior to 1984 was not subject to current taxation but was accumulated, for tax purposes, in a "policyholders' surplus account." Under provisions of the Tax Reform Act of 1984, the policyholders' surplus account was frozen at its December 31, 1983 balance. That amount is not taxable unless it exceeds certain limitations under the Internal Revenue Code. At December
31, 1993, the balance in the policyholders' surplus account was $3,365,000. The Company does not intend to take actions nor does it expect any events to occur that would cause tax to be payable on this amount; therefore, no income tax provision has been made for those purposes.
However, if such taxes were assessed, the amount would be $1,144,000.

Income taxes paid totalled $28,000, $127,000, and $-0- in 1993, 1992, and 1991, respectively.

NOTE 5--SUPPLEMENTAL FINANCIAL STATEMENT DATA

Details of certain balance sheet and income statement account balances are as follows:


                                                  December 31,
                                               1993         1992
                                                 (In thousands)
                                               ------------------
Balance Sheets:

Other policyholders' funds:
  Dividend accumulations                       $606         $644
  Endowment accumulations                       298          297
  Deposit funds                                  46           38
                                               ----         ----
      Total                                    $950         $979
                                               ====         ====


                                             Year Ended December 31,
                                         1993          1992         1991
                                                  (In thousands)
                                         --------------------------------
Income Statements:
Underwriting, acquisition, and
insurance expenses:
  Amortization of cost of insurance
    acquired                           $  418        $  251       $  236
  Other operating expenses              1,377         1,645        1,431
                                       ------        ------       ------
        Total                          $1,795        $1,896       $1,667
                                       ======        ======       ======

NOTE 6--REINSURANCE

The Company has entered into a co-insurance agreement with an unaffiliated insurance company under which the Company assumed 100% of the risk for certain life insurance policies and certain other policy-related liabilities of the insurance company. The Company has also entered into a modified co-insurance arrangement, for statutory purposes, with an unaffiliated insurance company. Because this modified co-insurance agreement does not meet risk transfer requirements for generally accepted accounting principles, its effects have been excluded from the accompanying financial statements.

In addition to these two major co-insurance agreements, the Company is involved in a variety of reinsurance arrangements, whereby it has ceded a portion of its exposure for life and accident and health policies. Ceded insurance is treated as a risk and liability of the assuming companies. The portion of risks exceeding the Company's retention limit is reinsured with other insurers.
Reinsured risks would give rise to liability to the Company only in the event that the reinsuring company might be unable to meet its obligations under the reinsurance agreement in force, as the Company remains ultimately liable for such obligations.

The following is a summary of the effects of reinsurance for 1993, 1992 and 1991 and as of December 31, 1993 and 1992:

                               December 31,
                         1993      1992     1991
                              (In thousands)
                         -----------------------
Ceded:
  Premium income         $ 67      $ 90     $ 43
  Liability for future
    policy benefits at
    year end             $ 39      $ 57

Assumed:
  Premium income         $460      $526     $353
  Liability for future
    policy benefits at
    year end           $7,906   $11,019


NOTE 7--DEBT

On January 30, 1989, the Company executed a $8,700,000 Loan
Agreement ("Surplus Debenture") with Suncoast Financial
Corporation, the Company's parent. The interest rate on the Surplus Debenture is prime plus 1.0% per annum on the unpaid principal balance. The principal and interest does not form a part of the legal liabilities of the Company for statutory purposes and may be repaid only out of capital stock and surplus with the prior approval of the Department of Insurance ("The Department"). On December 31, 1993 and
1992, the unpaid principal pursuant to the agreement was $2,000,000. During 1993 the Company, with the prior approval of the Department, recorded $1,127,675 in interest expense on the Surplus Debenture.

NOTE 8--FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK
        AND CONCENTRATIONS OF CREDIT RISK

At December 31, 1993 and 1992, the Company held unrated or less-than-investment grade debt securities of $750,000 and $350,000 net of allowances for losses, with an aggregate market value of $338,907 and $350,000, respectively. Those holdings amounted to 5.2% and 5.2% of fixed maturities and 3.5% and 3.4% of total assets at December 31, 1993 and 1992, respectively.

NOTE 9--SHAREHOLDER'S EQUITY

Generally, the net assets of the Company available for transfer to Suncoast are limited to the amounts that the Company's net assets, as determined in accordance with statutory accounting practices, exceed minimum statutory capital requirements; however, payments of such amounts as dividends may be subject to approval by regulatory authorities. As a result of such restrictions, the Company generally may not pay a dividend without prior approval of the Department.

The Company's outstanding shares have been pledged as collateral for a bank loan to Suncoast. The outstanding loan amounts as of December 31, 1993 and 1992 were $2,698,000 and $3,148,000 respectively.

NOTE 10--STATUTORY NET INCOME, CAPITAL AND SURPLUS

Shareholder's equity and net income, as reported to the domiciliary state insurance department (Florida) in accordance with its prescribed or permitted statutory accounting practices, for the Company are summarized as follows:

                               December 31,
                           1993            1992
                              (In thousands)
                         ----------------------
Shareholder's equity:    $3,018          $5,245

                        Year ended December 31,
                      1993       1992       1991
                            (In thousands)
                      ---------------------------
Net income:          $<963>      $140       $559

The Florida Insurance Department imposes minimum risk-based capital requirements on insurance enterprises that were developed by the NAIC. The formulas for determining the amount of risk-based capital ("RBC") specify various weighing factors that are applied to financial balances or various levels of activity based on the perceived degree of risk. Based on calculations using the appropriate NAIC formula, the Company exceeded the RBC requirements at December 31, 1993.

NOTE 11--COMMITMENTS AND CONTINGENCIES

In the normal course of business, the Company is involved in various pending or threatened proceedings, which involve routine litigation relating to insurance risk underwritten by the Company and other contractual matters. Management of the Company does not believe any of the pending or threatened proceedings will have a material effect on the Company's financial statements or results of operations.

NOTE 12--NEW PRONOUNCEMENTS BY THE FINANCIAL
         ACCOUNTING STANDARDS BOARD

The Financial Accounting Standards Board issued SFAS No.
115, "Accounting for Certain Investments in Debt and Equity
Securities", effective for fiscal years beginning after December 15, 1993. SFAS No. 115 addresses the accounting and reporting for investments in equity securities that have readily determinable fair market values and for all investments in fixed maturities. This pronouncement will be adopted prospectively and will require that these investments be categorized as (1) held to maturity, (2) trading or (3) available for sale.

While the Company has not yet adopted this pronouncement, it is expected that the effect of adopting it will be to record fixed maturities available for sale at market, with the related unrealized gain of approximately $329,000, net of deferred federal income taxes and a valuation allowance against deferred policy acquisition costs, included in shareholder's equity. The valuation allowance against deferred acquisition costs represents the estimated additional amortization of costs associated with interest sensitive products when such gains are realized. Had this pronouncement been adopted as of December 31, 1993, shareholder's equity would have been approximately
$7,324,000.

In December 1991, SFAS No. 107, "Disclosures About Fair
Value of Financial Instruments," was issued. SFAS No. 107 was effective for years ending after December 15, 1992, except for entities, such as the Company, with less than $150 million in total assets in the applicable 1992 statement of financial position, for which the effective date is fiscal year ending after December 15, 1995. As required by SFAS No. 107, the Company will have to disclose the fair value of all financial instruments, except for those financial instruments specifically excluded, for which it is practicable.

NOTE 13--SUBSEQUENT EVENT

Effective December 21, 1994, Security National Financial
Corporation (Security National) purchased all of the outstanding shares of common stock of the Company. As consideration for the purchase of the shares of the Company, Security National provided the following (i)
$5,231,000 in cash, (ii) 40,000 shares of Security
National's Class A Common Stock, and (iii) a profit sharing agreement providing for 33 1/3% of the profits from new post-closing sales of existing Company's plans of insurance to be paid as earned. As a result of the acquisition the Company was redomesticated to Utah on December 28, 1994.

                 CAPITAL INVESTORS LIFE INSURANCE COMPANY
                    CONDENSED BALANCE SHEET (UNAUDITED)


                           September 30, 1994
                         (In thousands, except
                            per share data)
                         ---------------------
ASSETS
Investments:
Fixed maturities-at
  amortized cost (market:
  $19,701)                         $21,204
Equity securities-at market
  (cost: $1,958)                     1,810
Policy loans                           885
                                   -------
          TOTAL INVESTMENTS         23,899
                                   -------

Cash                                   216
Accrued investment income              451
Federal income tax receivable           44
Receivable from parent and
  affiliates                         2,127
Cost of insurance acquired and
  deferred policy acquisition costs  2,684
Property and equipment-at
  cost, less accumulated
  depreciation of $229                  83
Intangibles, net                       269
Other assets                             3
                                   -------
                                   $29,776
                                   =======

See notes to financial statements.

          CAPITAL INVESTORS LIFE INSURANCE COMPANY
       CONDENSED BALANCE SHEET (UNAUDITED)--CONTINUED

                           September 30, 1994
                         (In thousands, except
                            per share data)
                         ---------------------
LIABILITIES AND SHAREHOLDER'S EQUITY
- ------------------------------------
LIABILITIES
Policy liabilities and accruals:
Future policy benefits,
  claims and losses                $19,822
Unearned premiums                      402
Other policy claims and
  benefits payable                     140
                                  --------
                                    20,364

Other policyholders'
  funds                                889
Other liabilities                       58
Surplus debentures
  payable                            2,000
                                   -------
                                    23,311
                                   -------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDER'S EQUITY

Common Stock, $100 par value:
  Authorized--50,000 shares
  Issued and outstanding--
    15,000 shares                   1,500
Additional paid-in capital          3,500
Unrealized depreciation of
  marketable equity securities,
  less applicable deferred taxes     <148>
Retained earnings                   1,613
                                 --------
                                    6,465
                                 --------
                                  $29,776
                                 ========

See notes to financial statements.

                 CAPITAL INVESTORS LIFE INSURANCE COMPANY
                CONDENSED STATEMENTS OF INCOME (UNAUDITED)

                                            Nine Months Ending
                                               September 30,
                                            1994          1993
                                          ---------------------
                                  (In thousands, except per share data)
REVENUES
  Traditional life and other
    insurance premiums                     $1,110        $1,191
  Net investment income                     1,269         1,661
  Realized losses on investments             <280>
  Other                                         3             8
                                          -------        ------
                                            2,102         2,860
                                          -------        ------

BENEFITS, LOSSES, AND EXPENSES
  Benefits, claims and losses               1,261         1,270
  Underwriting, acquisition, and
    insurance expenses                      1,231         1,244
  Interest expense
                                          -------        ------
                                            2,492         2,514
                                          -------        ------

             INCOME (LOSS) BEFORE
             FEDERAL INCOME TAXES            <390>          346

  Federal income tax benefit                  <52>           -
                                         --------       -------
                NET INCOME (LOSS)         $  <338>      $   346
                                         ========       =======
  Net Income (loss) per Common Share      $<22.53>      $ 23.03
                                         ========       =======

See notes to financial statements.

               CAPITAL INVESTORS LIFE INSURANCE COMPANY
      CONDENSED STATEMENTS OF SHAREHOLDER'S EQUITY (UNAUDITED)
              (In Thousands, except for shares issued)



                 Balance at                      Decrease in      Balance at
                  12/31/93       Net Income      Market Value      9/30/94
                 ----------     ------------    --------------    ----------
Common Stock
  Shares           15,000                                           15,000
                  =======                                          =======
  Amount           $1,500                                           $1,500

Additional Paid-In
  Capital           3,500                                            3,500
Unrealized Appreciation
  (Depreciation) of
  Equity Securities    44                           <192>             <148>

Retained Earnings   1,951            <338>                           1,613
                 --------         -------        -------            ------
Total Shareholder's
  Equity           $6,995         $  <338>       $  <192>           $6,465
                   ======         =======        =======            ======


See notes to financial statements.

                  CAPITAL INVESTORS LIFE INSURANCE COMPANY
              CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)


                                                    Nine Months Ending
                                                      September 30,
                                                     1994        1993
                                                    -------------------
                                                      (In thousands)
OPERATING ACTIVITIES
Net income (loss)                                  $ <338>     $  346
Adjustments to reconcile net income
  (loss) to net cash used in
  operating activities:
   Gain (loss) on sale of investments and
     amortization/accretion of
     investment premium and discounts                 258        <187>
   Depreciation and amortization                      354         245
   Changes in operating assets and liabilities:
     Decrease (increase) in accrued
       investment income and other assets             <17>         96
     Increase in intercompany account                <144>       <212>
     Decrease (increase) in agents' balances            4          <9>
     Decrease in future policy benefits              <537>     <1,573>
     Decrease in policyholders' funds and
       claims and other benefits payable             <110>        <50>
     (Decrease) increase in accounts
       payable and accrued expenses                    10          <3>
     Decrease in income taxes payable                 <96>        <28>
                                                   ------     -------
Net cash used in operating activities                <616>     <1,375>
                                                   ------     -------

INVESTING ACTIVITIES
Purchases of investments                           <6,982>     <3,380>
Sales or maturities of investments                  6,500       3,771
Net decrease in policy loans                           20          70
                                                   ------      ------
Net cash provided by (used in)
  investing activities                               <462>        461
                                                   ------      ------
Net decrease in cash                               <1,078>       <914>

Cash at beginning of year                           1,294       1,209
                                                  -------      ------
Cash at end of year                               $   216      $  295
                                                  =======      ======

NOTES TO UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS

Note 1:  Capital Investors Life Insurance Company (the
Company) is a wholly-owned subsidiary of Suncoast Financial
Corporation (Suncoast). The primary business activities are the marketing, underwriting and servicing of life insurance products through Suncoast and its affiliated companies. The
Company pays an administrative and marketing fee to Suncoast and its affiliates for these services. The accompanying unaudited interim financial statements for the Company have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.
However these financial statements reflect all adjustments which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. The operating results are not indicative of the results which might be expected for a twelve month period.
Footnote disclosures which would substantially duplicate the footnotes included in the 1993 audited financial statements have been omitted. Please refer to the footnotes of the 1993 financial statements included elsewhere herein.

Note 2: Statement of Financial Accounting Standards
("SFAS") No. 115, "Accounting for Certain Investments in
Debt and Equity Securities", was adopted by the Company as of January 1, 1994. In accordance with SFAS No. 115, the
Company's prior-year financial statements have not been restated to reflect the change in accounting principle.
Under SFAS No. 115, securities are classified as available-for-sale, held-to-maturity, or trading. The Company has classified all of its fixed maturities security portfolio as "held-to-maturity" and equity securities as "available for sale". Securities classified as available for sale are carried at fair value and unrealized gains and losses on such securities are reported as a separate component of stockholder's equity. Securities classified as held-to-maturity are carried at cost, adjusted for amortization of premium or discount.

Note 3: The Company paid as expenses to Suncoast and its affiliates for the nine months ending September 30, 1994 and 1993 $531,000 and $584,000 respectively for administrative and marketing development services.

Note 4: Effective December 21, 1994, Security National Financial Corporation (Security National) purchased all of the outstanding shares of common stock of the Company. As consideration for the purchase of the shares of the Company, Security National provided the following (i) $5,231,000 in cash, (ii) 40,000 shares of Security
National's Class A Common Stock, and (iii) a profit sharing agreement providing for 33 1/3% of the profits from new post-closing sales of existing Company's plans of insurance to be paid as earned. As a result of the acquisition the Company was redomesticated to Utah on December 28, 1994.

Item 7 (b). Pro Forma Financial Information.

On December 21, 1994 Security National Financial
Corporation (SNFC) purchased all of the outstanding shares of Capital Investors Life Insurance Company (CILIC) for cash and stock of SNFC. In the acquisition SNFC issued
40,000 shares of Class A Common Stock and made a cash payment of $5,231,000 of which $2,700,000 was from long term bank debt.

The accompanying unaudited pro forma condensed consolidated financial statements give effect to the acquisition of CILIC by SNFC. The adjustments to the pro forma condensed consolidated balance sheet assume that the acquisition took place on September 30, 1994, while the adjustments to the pro forma condensed consolidated statements of income assume that the acquisition was consummated on the first day of the year ended December 31, 1993. The pro forma adjustments and the assumptions on which they are based are described in the accompanying notes to pro forma condensed consolidated financial statements.

The pro forma information for SNFC is taken from the Form
10-Q and Form 10-K as filed with the Securities and Exchange Commission for the third quarter ended September
30, 1994 and year ended December 31, 1993. The pro forma information for CILIC is obtained from the financial statements presented elsewhere in this Form 8-k filing.
The pro forma condensed consolidated financial statements are presented for illustrative purposes only and should be read in conjunction with the financial statements referred to in the two preceeding sentences.

The pro forma condensed consolidated financial statements are not necessarily indicative of the results that actually would have occurred if the acquisition had been in effect as of and for the period presented or that may be achieved in periods subsequent to the acquisition.

In addition to the consideration described in the first paragraph, SNFC has entered a profit sharing agreement with Suncoast Financial Corporation, the former sole shareholder of CILIC, providing for 33 1/3% of the profits from new post-closing sales of existing CILIC plans of insurance to be paid as earned. Based upon 1993 new sales, management of SNFC believes future consideration pursuant to this agreement will be nominal, if any, and therefore no adjustments have been made to reflect this agreement in the pro forma condensed consolidated financial statements.


                   SECURITY NATIONAL FINANCIAL CORPORATION
    Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1994
                              (In Thousands)
                               (Unaudited)


                             Security      Capital
                             National     Investors
                             Financial      Life      Pro Forma      Pro Forma
                            Corporation   Insurance  Adjustments   Consolidated
                            ---------------------------------------------------
Fixed maturities at
   amortized cost           $  19,646     $ 21,204    $(1,503) (b)   $ 39,347
Equity securities at
   market                       2,584        1,810                      4,394
Mortgage loans                 13,667                                  13,667
Real Estate                     7,568                                   7,568
Other invested assets          11,118          885     (2,531) (a)      9,472
                            ---------     --------    -------         -------
Total investments              54,583       23,899     (4,034)         74,448
Cash                            2,199          216                      2,415
Receivables, net                3,623        2,622     (2,000) (b)      4,245
Land and improvements           6,882                                   6,882
Deferred acquisition costs
  and cost of insurance
   acquired                     4,970        2,684      3,519  (c)
                                                       (2,684) (c)      8,489
Property, plant and equipment,
  net                           4,608           83        150  (b)      4,841
Other assets                    1,803          272       (272) (b)      1,803
                              -------      -------    -------        --------
  Total assets                $78,668      $29,776    $(5,321)       $103,123
                              =======      =======    =======        ========
Policyholder obligations      $39,357      $19,822    $  (400) (d)   $ 58,779
Bank loans payable              4,933                   2,700  (a)      7,633
Notes and contracts payable     2,834        2,000     (2,000) (g)      2,834
Estimated future costs of
   pre-need sales               6,308                                   6,308
Other liabilities               5,940        1,489        844  (e)      8,273
                             --------      -------     ------         -------
   Total liabilities           59,372       23,311      1,144          83,827
                             --------      -------     ------         -------
Common stock                    7,565        1,500         80  (a)
                                                       (1,500) (f)      7,645
Paid in capital                 6,752        3,500         80  (a)
                                                       (3,500) (f)      6,832
Unrealized appreciation
  (depreciation) on
   investments                    416         (148)       148  (f)        416
Retained earnings               6,202        1,613       (160) (a)
                                                       (1,613) (f)      6,042
Treasury stock at cost         (1,639)                                 (1,639)
                             --------      -------    -------        --------
  Total stockholders'
     equity                    19,296        6,465     (6,465)         19,296
                             --------      -------    -------        --------
Total liabilities and
  stockholders' equity       $ 78,668      $29,776    $(5,321)       $103,123
                             ========      =======    =======        ========

See notes to pro forma condensed consolidated financial statements.

                      Security National Financial Corporation
                 Pro Forma Condensed Consolidated Statement of Income
                     For the Nine Months Ended September 30, 1994
                                (In Thousands)
                                 (Unaudited)


                         Security        Capital
                         National       Investors
                         Financial        Life       Pro Forma     Pro Forma
                        Corporation     Insurance   Adjustments   Consolidated
                       -------------------------------------------------------
Revenue:
Premiums              $ 3,595       $ 1,110                         $ 4,705
Investment income       2,913         1,269        (76)   (j)
                                                   113    (i)         4,219
Realized gains
   (losses)               387          (280)                            107
Mortuary and cemetery
   income               4,434                                         4,434
Other                   1,233             3                           1,236
                     --------       -------       ----             --------
   Total revenue       12,562         2,102         37               14,701
                     --------       -------       ----             --------

Benefits and Expenses:
Death and policy
   benefits             1,986         1,261                           3,247
Increase in future
   policy benefits      1,428                       21    (l)         1,449
Amortization of DPAC      756           301       (301)   (k)
                                                   252    (k)         1,008
General and administrative
   expenses             5,990           930       (531)   (m)         6,389
Interest Expense          524                      182    (h)           706
Cost of mortuary and
   cemetery lots
  and services          1,325                                         1,325
                      -------        -------     -----              -------
   Total benefits and
     expenses          12,009          2,492      (377)              14,124
                      -------        -------     -----              -------
Earnings before income
     tax expense          553           (390)      414                  577
Income tax expense
   (benefit)              155            (52)      116    (o)           219
                       ------        -------      ----               ------
Net earnings              398           (338)      298                  358
                       ======        =======      ====               ======
Earnings per share       0.12                                          0.11
                       ======                                        ======
Average number of
   shares outstanding   3,271                                         3,311

See notes to pro forma condensed consolidated financial statements.


                       Security National Financial Corporation
               Pro Forma Condensed Consolidated Statement of Income
                   For the Twelve Months Ended December 31, 1993
                                 (In Thousands)
                                   (Unaudited)

                           Security    Capital
                           National   Investors
                           Financial     Life     Pro Forma    Pro Forma
                          Corporation  Insurance  Adjustments  Consolidated
                         --------------------------------------------------
Revenue:
Premiums               $ 4,777       $ 1,373                    $ 6,150
Investment income        3,473         2,073     (101) (j)
                                                  150  (i)        5,595
Realized gains (losses)    751         1,190                      1,941
Mortuary and cemetery
   income                6,085                                    6,085
Other                    1,410             1                      1,411
                       -------       -------     ----          --------
   Total revenue        16,496         4,637       49            21,182
                       -------       -------     -----         --------
Benefits and Expenses:
Death and policy
   benefits              2,415         1,638                      4,053
Increase in future
   policy benefits       2,005                     42  (l)        2,047
Amortization of DPAC       943           450     (450) (k)
                                                  365  (k)        1,308
General and
  administrative
   expenses              7,098         1,345     (666) (m)        7,777
Interest Expense           675         1,128   (1,128) (n)
                                                  243  (h)          918
Cost of mortuary
  and cemetery lots
  and services           1,890                                    1,890
                       -------        ------   -------           ------
   Total benefits and
    expenses            15,026         4,561   (1,594)           17,993
                       -------        ------   ------           -------
Earnings before
   income tax expense    1,470            76    1,643             3,189
Income tax expense         388            57      460 (o)           905
Minority interest            2                                        2
                       -------        ------  -------           -------
Net earnings           $ 1,084        $   19  $ 1,183           $ 2,286
                       -------        ======  =======           -------
Earnings per share     $  0.33                                  $  0.70
                       =======                                  =======
Average number of
  shares outstanding     3,246                                    3,286

See notes to pro forma condensed consolidated financial statements.

      Security National Financial Corporation
           Notes to Pro Forma Condensed
        Consolidated Financial Statements
                  (Unaudited)


Note 1.  Basis of Presentation

The accompanying unaudited pro forma condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for pro forma financial information and with the instructions to Form 8-K and Article 11 of Regulation S-X. The acquisition will be accounted for as a purchase by SNFC. The pro forma adjustments presented are estimates as of the periods presented and do not necessarily reflect the actual amounts that will be booked on the actual purchase date and subsequent periods. In the opinion of management all significant adjustments required for an appropriate pro forma presentation have been included.

Note 2. Pro Forma Adjustments

The following pro forma adjustments are made to the unaudited consolidated condensed balance sheet as if the acquisition and related transactions occurred September 30, 1994. Reference numbers correspond to those on the statement.

a.      To reflect the issuance of 40,000 shares of Class A
        Common Stock of SNFC, the payment of $2,531,000 in cash and the borrowing of $2,700,000 from a bank, to acquire the outstanding shares of CILIC.

b. To adjust assets of CILIC to market value as of the date of acquisition.

c. To eliminate CILIC's historical deferred policy acquisition costs and establish a new asset representing the present value of future profits on the insurance contracts acquired.

d. To reflect CILIC's policy liabilities based on current actuarial assumptions.

e. To accrue certain nonrecurring expenses that include but are not limited to, costs of moving CILIC's administrative functions to Salt Lake City, Utah, attorney and accounting fees, acquisition finder fees, and other acquisition related costs.

f.      To eliminate CILIC's historical equity.

g. To eliminate CILIC's surplus debenture which is payable to SNFC.

                  Security National Financial Corporation
                       Notes to Pro Forma Condensed
                    Consolidated Financial Statements
                          (Unaudited) - Continued


Note 2. Pro Forma Adjustments - Continued

The following pro forma adjustments are made to the unaudited condensed consolidated statements of income as if the CILIC's acquisition and related transactions occurred at the beginning of the periods presented. Reference numbers correspond to those presented on the statements.

h. To reflect SNFC's interest expense on the $2,700,000 borrowed to partially finance the CILIC acquisition.

i. To reflect the amortization of premiums and accretion of discounts on investments based on purchased values.

j. To reflect investment income lost on the $2,531,000 cash paid by SNFC to finance the acquisition of CILIC.

k. To eliminate CILIC's amortization of deferred policy acquisition costs and cost of insurance acquired and reflect the amortization of the new cost of insurance acquired established by SNFC.

l. To reflect the increase policy benefits due to revaluation of policy liabilities to fair value at the acquisition date.

m. To reflect decreases in operating expenses due to moving CILIC's administrative functions to Salt Lake
        City, Utah.

n. To eliminate interest expense on CILIC's surplus debenture to SNFC.

o. To reflect the tax effect for the pro forma adjustments.